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                                                                    Exhibit 23.1


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 24, 1999 included and incorporated by reference in Newell Rubbermaid Inc.'s Form 8-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                            ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
July 14, 1999